Exhibit 4.1
EXECUTION COPY
REMARKETING AGREEMENT
December 17, 2002
Banc of America Securities LLC
9 West 57/th/ Street
New York, New York 10019
Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010
UBS Warburg LLC
299 Park Avenue
New York, NY 10171
Bank One Trust Company, N.A.
1 Bank One Plaza
Suite IL1-0823
Chicago, IL 60670-0823
Ladies and Gentlemen:
     This Agreement is dated as of December 17, 2002 (the “Agreement”) among Baxter International Inc, a Delaware corporation (the “Company”), Banc of America Securities LLC (“Banc of America”), Credit Suisse First Boston Corporation (“CSFB”), UBS Warburg LLC (“UBS”) and Bank One Trust Company, N.A., a national banking association, not individually but solely as Purchase Contract Agent (the “Purchase Contract Agent”) and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract Agreement referred to below).
     SECTION 1. Definitions.
     (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, dated as of December 17, 2002, between the Company and Bank One Trust Company, N.A., as Purchase Contract Agent, as amended from time to time (the “Purchase Contract Agreement”).
     (b) As used in this Agreement, the following terms have the following meanings:
     “Preliminary Prospectus” means any preliminary prospectus relating to the Remarketed Senior Notes included in the Registration Statement, including the documents incorporated by reference therein as of the date of such Preliminary Prospectus; and any reference to any amendment or supplement to such Preliminary Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus under the Exchange Act, and incorporated by reference in such Preliminary Prospectus.
     “Prospectus” means the prospectus relating to the Remarketed Senior Notes included in the Registration Statement, in the form in which it was first used by the Remarketing Agent to confirm sales of the Remarketed Senior Notes in the Remarketing, including the documents incorporated by reference therein as of the date of such Prospectus; and any reference to any amendment or supplement to such Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Exchange Act, and incorporated by reference in such Prospectus.
     “Registration Statement” means a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) prepared by the Company pursuant to Section 5 hereunder covering, inter alia, the Remarketing of the Remarketed Senior Notes, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.
     “Remarketed Senior Notes” means the Pledged Senior Notes and the Separate Senior Notes, if any, subject to Remarketing as identified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, respectively, after 11:00 a.m., New York City time, on the Business Day immediately preceding the applicable Remarketing Date, and shall include: (a) (i) in the case of the Initial Remarketing, the Pledged Senior Notes and (ii) in the case of the Final Remarketing, the Senior Notes of the Holders of Corporate Units who have not notified the Purchase Contract Agent prior to 5:00 p.m. on the fifth Business Day immediately preceding the Purchase Contract Settlement Date of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract Agreement or who have so notified the Purchase Contract Agent but failed to make the required cash payment on the fourth Business Day immediately preceding the Purchase Contract Settlement Date pursuant to the terms of the Purchase Contract Agreement, and (b) the Separate Senior Notes of the holders of Separate Senior Notes, if any, who have elected to have their Separate Senior Notes be remarketed in such Remarketing pursuant to the terms of the Purchase Contract Agreement.
     “Remarketing” means the remarketing of the Remarketed Senior Notes pursuant to this Remarketing Agreement.
     “Remarketing Agent” means any of Banc of America, CSFB or UBS appointed as the Remarketing Agent by the Company pursuant to Section 2(a) hereof.
     “Remarketing Date” means either the Initial Remarketing Date (as defined herein) or the Final Remarketing Date (as defined herein), as context requires.
     “Remarketing Materials” means the Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing.
     “Senior Notes” means the senior notes due February 16, 2008 of the Company.

     “Transaction Documents” means this Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Indenture, in each case as amended or supplemented from time to time.
     SECTION 2. Appointment And Obligations Of The Remarketing Agent.
     (a) On or before the 20/th/ Business Day prior to the Initial Remarketing Date (the “Appointment Date”), the Company shall send written notice appointing any of Banc of America, CSFB or UBS as the exclusive Remarketing Agent for the purpose of (i) Remarketing the Remarketed Senior Notes on behalf of the holders thereof, (ii) determining, in consultation with the Company, in the manner provided for herein and in the Purchase Contract Agreement and the Indenture, the Reset Rate for the Senior Notes, and (iii) performing such other duties as are assigned to the Remarketing Agent in the Transaction Documents; provided that if the Company fails to appoint a Remarketing Agent pursuant to this Section 2(a) by the Appointment Date, the Company shall be deemed to have appointed Banc of America as the Remarketing Agent. Each of Banc of America, CSFB and UBS hereby agree that if the Company chooses to appoint it as the Remarketing Agent, it shall, subject to the terms and conditions set forth herein, accept such appointment by the Company as the exclusive Remarketing Agent.
     (b) Unless a Special Event Redemption has occurred prior to such date, on the third Business Day immediately preceding November 16, 2005 (the “Initial Remarketing Date”), the Remarketing Agent shall use its reasonable efforts to remarket (“Initial Remarketing”) the Remarketed Senior Notes, at a price (the “Remarketing Price”), based on the Reset Rate, equal to approximately 100.25% of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price.
     (c) In the case of a Failed Initial Remarketing and unless a Special Event Redemption has occurred prior to such date, on the third Business Day immediately preceding the Purchase Contract Settlement Date (the “Final Remarketing Date”), the Remarketing Agent shall use its reasonable efforts to remarket (the “Final Remarketing”) the Remarketed Senior Notes at a price (the “Final Remarketing Price”), based on the Reset Rate, equal to approximately 100.25% of the aggregate principal amount of the Remarketed Senior Notes being remarketed in such Final Remarketing. It is understood and agreed that the Remarketing on any Remarketing Date will be considered successful and no further attempts will be made if the resulting proceeds are at least 100.25% of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price, in the case of the Initial Remarketing, or 100.25% of the aggregate principal amount of the Remarketed Senior Notes in the case of the Final Remarketing.
     (d) In connection with each Remarketing, the Remarketing Agent shall determine, in consultation with the Company, the rate per annum, rounded to the nearest one-thousandth (0.001) of one percent per annum, that the Senior Notes should bear (the “Reset Rate”) in order for the Remarketed Senior Notes to have an aggregate market value equal to the Remarketing Price or the Final Remarketing Price, as the case may be, and that in the sole reasonable discretion of the Remarketing Agent will enable it to remarket all of the Remarketed Senior Notes at the Remarketing Price or Final Remarketing Price, as the case may be, in such Remarketing, provided that such rate shall not exceed the maximum interest rate permitted by law.

     (e) In the event of a Failed Remarketing or if no Senior Notes are included in Corporate Units, and none of the holders of the Separate Senior Notes elect to have Senior Notes be remarketed in such Remarketing, the applicable interest rate on the Senior Notes will not be reset and will continue to be the Coupon Rate set forth in the Indenture, as supplemented from time to time.
     (f) If, by 4:00 p.m. (New York City time) on the applicable Remarketing Date, the Remarketing Agent is unable to remarket all of the Remarketed Senior Notes at the Remarketing Price or the Final Remarketing Price, as the case may be, pursuant to the terms and conditions hereof, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall so advise, by telephone the Depositary, the Purchase Contract Agent and the Company. Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agent. Promptly following any Failed Remarketing, the Remarketing Agent shall return Separate Senior Notes submitted for remarketing, if any, to the Custodial Agent for distribution to the appropriate Holders.
     (g) In the event of a Successful Remarketing, by approximately 4:30 p.m. (New York City time) on the applicable Remarketing Date, the Remarketing Agent shall advise, by telephone:
     (i) the Depositary, the Purchase Contract Agent and the Company of the Reset Rate determined by the Remarketing Agent in such Remarketing and the number of Remarketed Senior Notes sold in such Remarketing;
     (ii) each purchaser (or the Depositary Participant thereof) of Remarketed Senior Notes of the Reset Rate and the number of Remarketed
Senior Notes such purchaser is to purchase; and
     (iii) each such purchaser to give instructions to its Depositary Participant to pay the purchase price on the third business day immediately following the date of such Successful Remarketing in same day funds against delivery of the Remarketed Senior Notes purchased through the facilities of the Depositary.
The Remarketing Agent shall also, if required by the Securities Act or the rules and regulations promulgated thereunder, deliver to each purchaser a Prospectus in connection with the Remarketing.
     (h) After deducting any fees specified in Section 4 below, the proceeds from a Successful Remarketing (i) with respect to the Senior Notes that are components of the Corporate Units, shall be paid to the Collateral Agent in accordance with Sections 5.07 and 7.03 of the Pledge Agreement, as the case may be, and Section 5.02 of the Purchase Contract Agreement and (ii) with respect to the Separate Senior Notes, shall be paid to the Custodial Agent for payment to the holders of such Separate Senior Notes in accordance with Section 5.02 of the Purchase Contract Agreement and Sections 5.07 and 7.03 of the Pledge Agreement.
     (i) The right of each holder of Separate Senior Notes or Corporate Units to have Senior Notes remarketed and sold on any Remarketing Date shall be subject to the conditions that (i) the Remarketing Agent conducts an Initial Remarketing pursuant to the terms of this Agreement, (ii) a Special Event Redemption has not occurred prior to such Remarketing Date, (iii) the Remarketing Agent is able to find a purchaser or purchasers for Remarketed Senior Notes at the Remarketing Price or the Final Remarketing Price, as the case may be and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.
     (j) It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Remarketed Senior Notes, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Senior Notes for Remarketing or to otherwise expend or risk its own funds or incur or to be exposed to financial liability in the performance of its duties under this Agreement, and without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the Remarketed Senior Notes. The Company shall similarly not be obligated in any case to provide funds to make payment upon tender of the Senior Notes for Remarketing.
     SECTION 3. Representations And Warranties Of The Company. The Company represents and warrants (i) on and as of the date any Remarketing Materials are first distributed in connection with the Remarketing (the “Commencement Date”), (ii) on and as of the applicable Remarketing Date and (iii) on and as of the settlement date relating to such Remarketing Date, that:
     (a) Each of the representations and warranties of the Company as set forth in Section 1 (except for paragraphs (a) and (i) of such section) of the Underwriting Agreement dated as of December 11, 2002 relating to the issuance of Equity Units by the Company (the “Underwriting Agreement”) among the Company and the Underwriters identified in Schedule A thereto, is true and correct as if made on each of the dates specified above; provided that for purposes of this Section 3(a), (i) any reference in such sections of the Underwriting Agreement to the “Underwriter” or “Underwriters” or the “Representative” or “Representatives” shall be deemed to refer to the Remarketing Agent, (ii) the “Designated Securities” shall be deemed to refer to the Remarketed Senior Notes, (iii) the “Registration Statement”, the “Prospectus” or the “Preliminary Prospectus” shall be deemed to refer to such terms as defined herein, (iv) the “First Closing Date” and “Optional Closing Date” shall be each deemed to refer to the settlement date for the applicable Remarketing Date, (v) “this Agreement”, the “Underwriting Agreement”, “hereof”, “herein” and all references of similar import, shall be deemed to mean and refer to this Remarketing Agreement and (vi) “the date hereof”, “the date of this Agreement” and all similar references shall be deemed to refer to the date of this Remarketing Agreement.
     (b) The Registration Statement, if any, in the form heretofore delivered or to be delivered to the Remarketing Agent, has been declared effective by the Commission in such form; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.
     (c) The documents incorporated by reference in the Prospectus, if any, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Remarketing Agent furnished in writing to the Company by the Remarketing Agent or its counsel expressly for use in the Prospectus.
     (d) The Registration Statement, if any, conforms (and the Prospectus, if any, and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder, and the Registration Statement and the Remarketing Materials (and any amendment or supplement thereto) as of their respective effective or filing dates and as of the Commencement Date, applicable Remarketing Date and settlement date relating to such Remarketing Date do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation and warranty is made as to any statement of eligibility on Form T-1 filed or incorporated by reference as part of the Registration Statement, the Prospectus or the Remarketing Materials, or as to information relating to the Remarketing Agent contained in or omitted from the Registration Statement, the Prospectus or the Remarketing Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent.
     (e) This Agreement has been duly authorized, executed and delivered by the Company.
     SECTION 4. Fees.
     (a) In the event of a Successful Remarketing of the Remarketed Senior Notes prior to the Final Remarketing Date, the Remarketing Agent may retain as a remarketing fee (the “Remarketing Fee”) an amount equal to 25 basis points (0.25%) of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Note Purchase Price.
     (b) In the event of a Successful Final Remarketing, the Remarketing Agent may retain as the Remarketing Fee an amount equal to 25 basis points (0.25%), of the principal amount of the Remarketed Senior Notes.
     SECTION 5. Covenants Of The Company. If and to the extent the Remarketed Senior Notes are required (in the view of counsel, which need not be in the form of a written opinion, for either the Remarketing Agent or the Company) to be registered under the Securities Act as in effect at the time of the Remarketing, the Company covenants and agrees as follows:

     (a) The Company shall prepare the Registration Statement and the Prospectus, in a form approved by the Remarketing Agent, shall file any such Prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder and shall use its best efforts to cause the Registration Statement to be declared effective by the Commission prior to the second Business Day immediately preceding the applicable Remarketing Date.
     (b) The Company shall file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission.
     (c) The Company shall advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof.
     (d) The Company shall file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Remarketed Senior Notes.
     (e) The Company shall advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketed Senior Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.
     (f) The Company shall furnish promptly to the Remarketing Agent such copies of the following documents as the Remarketing Agent shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (B) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus, (C) the Prospectus and any amended or supplemented Prospectus; and (D) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if at any time when delivery of a prospectus is required in connection with the Remarketing, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the

Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.
     (g) Prior to filing with the Commission (A) any amendment to the Registration Statement or supplement to the Prospectus or (B) any Prospectus pursuant to Rule 424 under the Securities Act, the Company shall furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent; and shall not file any such amendment or supplement that shall be reasonably disapproved by the Remarketing Agent promptly after reasonable notice;
     (h) As soon as practicable, but in any event not later than eighteen months, after the effective date of the Registration Statement, the Company shall make “generally available to its security holders” an “earnings statement” of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act). The terms “generally available to its security holders” and “earnings statement” shall have the meanings set forth in Rule 158 under the Securities Act; and
     (i) The Company shall take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Senior Notes for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.
     (j) The Company shall furnish the Remarketing Agent with such information and documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and to cause the Company’s officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such Person in connection with such investigation.
     SECTION 6. Payment Of Expenses. The Company agrees to pay (a) all costs incident to the preparation and printing of the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto, (b) all costs of distributing the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto, (c) any fees and expenses of qualifying the Remarketed Senior Notes under the securities laws of the several jurisdictions as provided in Section 5(i) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including any related fees and expenses of counsel to the Remarketing Agent), (d) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agent hereunder and (e) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with their duties hereunder.

     SECTION 7. Conditions To The Remarketing Agent’s Obligation. The obligations of the Remarketing Agent hereunder shall be subject to the following conditions:
     (a) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the applicable Remarketing Date and the settlement date for the applicable Remarketing Date, and the Company, the Purchase Contract Agent and the Collateral Agent shall have performed in all material respects all covenants and agreements contained herein or in the Purchase Contract Agreement or Pledge Agreement to be performed on their part at or prior to such date.
     (b) (i) Trading generally shall not have been suspended or materially limited on the New York Stock Exchange, (ii) trading of any securities of the Company shall not have been materially suspended or limited on the New York Stock Exchange, (iii) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities, or (iv) there shall not have occurred a material adverse change in the financial markets, any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (b) in the judgment of the Remarketing Agent makes it impracticable or inadvisable to proceed with the Remarketing or the delivery of the Remarketed Senior Notes on the terms and in the manner contemplated in the Transaction Documents.
     (c) The Prospectus, if any, shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement, if any, or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.
     (d) The Company shall have furnished to the Remarketing Agent a certificate, dated the applicable Remarketing Date, of the Chief Executive Officer and the Treasurer satisfactory to the Remarketing Agent stating that: (1) no order suspending the effectiveness of the Registration Statement, if any, or prohibiting the sale of the Remarketed Senior Notes is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission; (2) the representations and warranties of the Company in Section 3 are true and correct on and as of the applicable Remarketing Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to such Remarketing Date; and (3) the Registration Statement, as of its effective date, and the Remarketing Materials, as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (e) On the applicable Remarketing Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of PricewaterhouseCoopers LLP, the independent accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to certain financial information contained in the Remarketing Materials, if any.
     (f) The General Counsel for the Company shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent addressing such matters as are set forth in such counsel’s opinion furnished pursuant to Section 5(d) of the Underwriting Agreement, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to counsel to the Remarketing Agent.
     (g) Davis Polk & Wardwell, counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the applicable Remarketing Date, in form and substance satisfactory to the Remarketing Agent.
     (h) Subsequent to the execution and delivery of this Agreement and prior to the applicable Remarketing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (i) The Senior Notes shall not have been called for redemption following the occurrence of a Special Event.
If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Remarketing Agent by notice to the Company at any time on or prior to the applicable Remarketing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.
     SECTION 8. Indemnification.
     (a) The Company agrees to indemnify and hold harmless the Remarketing Agent, its officers and employees, and each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Remarketing Agent or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof under the Securities Act, or the omission or alleged omission therefrom of a material fact, in each case, required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any other Remarketing Materials (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by the Remarketing Agent in connection with, or relating in any manner to, the Remarketed Senior Notes or the Remarketing contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, and to reimburse the Remarketing Agent and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Remarketing Agent) as such expenses are reasonably incurred by the Remarketing Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Remarketing Materials (or any amendment or supplement thereto); and provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of the Remarketing Agent if the person asserting any loss, claim, damage, liability or expense purchased Remarketed Senior Notes, or any person controlling the Remarketing Agent, if copies of the Prospectus were timely delivered to the Remarketing Agent and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Remarketing Agent to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Remarketed Senior Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) The Remarketing Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Remarketing Agent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Remarketing Materials (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Remarketing Materials (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Remarketing Agent has furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any other Remarketing Materials (or any amendment or supplement thereto) is the information set forth in a certificate to be provided by the Remarketing Agent on or prior to the Remarketing Date. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Remarketing Agent in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     SECTION 9. Contribution.
     If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Remarketing Agent, on the other hand, from the Remarketing of the Remarketed Senior Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Remarketing Agent, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Remarketing Agent, on the other hand, in connection with the Remarketing of the Remarketed Senior Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the Remarketing of the Remarketed Senior Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total Remarketing Fee received by the Remarketing Agent, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate Remarketing Price of the Remarketed Senior Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Remarketing Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Remarketing Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.
     The Company and the Remarketing Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
     Notwithstanding the provisions of this Section 9, the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the Remarketing Fee exceeds the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer and employee of the Remarketing Agent and each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Remarketing Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
     SECTION 10. Resignation And Removal Of The Remarketing Agent.
     Banc of America, CSFB or UBS (the “Remarketing Agent Candidates”) may resign and be discharged from their duties and obligations hereunder, and the Company may remove any of the Remarketing Agent Candidates, by giving 30 days’ prior written notice, in the case of a resignation, to the Company and the Depositary and, in the case of a removal, to the removed Remarketing Agent Candidate and the Depositary; provided, however, that if only one Remarketing Agent Candidate remains:
     (a) such Remarketing Agent Candidate may not resign without reasonable cause; and

     (b) no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with the Transaction Documents in all material respects.
In any such case, the Company will use commercially reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of Section 8 and Section 9 shall survive the resignation or removal of any Remarketing Agent Candidate pursuant to this Agreement.
     SECTION 11. Dealing In Securities. The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Senior Notes, Corporate Units, Treasury Units or any of the securities of the Company (together, the “Securities”). The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of such Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.
     SECTION 12. Remarketing Agent’s Performance; Duty Of Care. The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Transaction Documents. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or any of the Transaction Documents. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Senior Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or the gross negligence or willful misconduct on its part. The provisions of this Section 12 shall survive the termination of this Agreement and shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.
     SECTION 13. Termination. This Agreement shall automatically terminate (i) as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 10 and (ii) on the earlier of (x) any Special Event Redemption Date and (y) the Purchase Contract Settlement Date. If this Agreement is terminated pursuant to any of the other provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it. Section 8, Section 9 and Section 12 hereof shall survive the termination of this Agreement or the resignation or removal of the Remarketing Agent.
     SECTION 14. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Remarketing Agent Candidates, shall be delivered or sent by mail, telex or facsimile transmission to:
Banc of America Securities LLC
9 West 57/th/ Street
New York, NY 10019
Telecopier No.: 212-847-5124
Attention: Eric Hambleton
Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010
Telecopier No.: 212-325-4296
Attention: Legal Department
UBS Warburg LLC
299 Park Avenue
New York, NY 10171
Telecopier No.: 212-821-3285
Attention: Legal Department
     (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015, Telecopier No.: 847-948-3827; Attention: General Counsel; and
     (c) if to the Purchase Contract Agent, shall be delivered or sent by mail, telex or facsimile transmission to Bank One Trust Company, N.A., 1 Bank One Plaza, Suite IL1-0823, Chicago, Illinois 60670-0823; Telecopier No.: 312-336-8840; Attention: Corporate Trust Administration.
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
     SECTION 15. Persons Entitled To Benefit Of Agreement. This Agreement shall inure to the benefit of and be binding upon each party hereto and its respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in Section 8 of this Agreement shall be deemed to be for the benefit of the Company’s directors and officers who sign the Registration Statement, if any, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     SECTION 16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive any Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     SECTION 17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of New York, without regard to conflicts of laws principles.
     SECTION 18. Judicial Proceedings.
     (a) Each party hereto expressly accepts and irrevocably submits to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Securities. To the fullest extent it may effectively do so under applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
     (b) Each party hereto agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 18(a) brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which the Company is or may be subject) by a suit upon such judgment.
     SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     SECTION 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     SECTION 21. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.
     SECTION 22. Amendments. This Agreement may be amended by an instrument in writing signed by the parties hereto. The Company agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Senior Notes or the Corporate Units that would in any way adversely affect the rights, duties or obligations of any of Banc of America, CSFB or UBS, each as a potential Remarketing Agent, without the prior written consent of Banc of America, CSFB and UBS.
     SECTION 23. Successors And Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of Banc of America, CSFB and UBS. The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other Person (other than an affiliate of the Remarketing Agent) without the prior written consent of the Company.
     If the foregoing correctly sets forth the agreement by and between the Company, the Remarketing Agent Candidates and the Purchase Contract Agent, please indicate your acceptance in the space provided for that purpose below.
[SIGNATURES ON THE FOLLOWING PAGE]

Very truly yours,

BAXTER INTERNATIONAL INC.

By:
Name:

Title:
CONFIRMED AND ACCEPTED:

BANC OF AMERICA SECURITIES LLC

By:
Name:

Title:

CREDIT SUISSE FIRST BOSTON CORPORATION

By:
Name:

Title:

UBS WARBURG LLC

By:
Name:

Title:

Bank One Trust Company, N.A.,

not individually but solely as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts

By:
Name:

Title:

SUPPLEMENTAL REMARKETING AGREEMENT
November 10, 2005
Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017
UBS Securities LLC
299 Park Avenue
New York, New York 10171
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010
J.P. Morgan Trust Company, National Association
277 W. Monroe Street
Suite 2600
Chicago, Illinois 60606
Attention: Worldwide Securities Services
Ladies and Gentlemen:
     This Supplemental Remarketing Agreement is dated as of November 10, 2005 (the “Supplemental Agreement”) by and among Baxter International Inc., a Delaware corporation (the “Company”), Banc of America Securities LLC (“Banc of America”), J.P. Morgan Securities Inc. (“J.P. Morgan”), UBS Securities LLC (“UBS”), Citigroup Global Markets Inc. (“Citigroup”), Credit Suisse First Boston LLC (“CSFB”) and J.P. Morgan Trust Company, National Association, a national banking association (successor in interest to Bank One Trust Company, N.A.), not individually but solely as purchase contract agent (the “Purchase Contract Agent”) and as attorney-in-fact of the holders of the Purchase Contracts (as defined in the Purchase Contract Agreement referred to below). This Supplemental Agreement supplements the Remarketing Agreement, dated as of December 17, 2002 (the “Remarketing Agreement”), among the Company, Banc of America, CSFB, UBS and the Purchase Contract Agent, as

supplemented by a letter agreement, dated October 13, 2005 (the “Letter Agreement”), appointing Banc of America, J.P. Morgan, UBS, Citigroup and CSFB as Remarketing Agents (as defined below). Unless modified or superseded by provisions of this Supplemental Agreement, the provisions of the Remarketing Agreement shall apply to the Remarketing (as defined below). If there is any inconsistency between the Remarketing Agreement and this Supplemental Agreement, the provisions in this Supplemental Agreement shall govern.
     NOW, THEREFORE, for and in consideration of the covenants herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.
Definitions.
     (a) Capitalized terms used and not defined in this Supplemental Agreement shall have the meanings assigned to them in the Remarketing Agreement or, if not defined therein, in the Purchase Contract Agreement, dated as of December 17, 2002, between the Company and the Purchase Contract Agent (the “Purchase Contract Agreement”). If there is any inconsistency between a term defined in this Supplemental Agreement and a term defined in the Remarketing Agreement, the definition in this Supplemental Agreement shall govern.
     (b) As used in this Supplemental Agreement, the following terms shall have the following meanings:
     “462(b) Registration Statement” means the registration statement on Form S-3 (File No. 333-101779) of the Company filed with the Securities and Exchange Commission (the “Commission”) on December 11, 2002 pursuant to Rule 462(b) under the Securities Act of 1933 (the “Securities Act”) as amended by Post-Effective Amendment No. 1 thereto as declared effective by the Commission on June 14, 2005.
     “Base Prospectus” means the prospectus, dated June 14, 2005, relating to the offering of securities of the Company, which forms a part of and is included in the Registration Statement.
     “Base Registration Statement” means the registration statement on Form S-3 (File No. 333-101122) of the Company relating to the Senior Notes and other securities of the Company filed with the Commission on November 12, 2002 under the Securities Act, allowing for delayed offerings pursuant to Rule 415 under the Securities Act, and declared effective by the Commission at 9:16 a.m. on November 20, 2002, as amended by Post-Effective Amendment No. 1 thereto as declared effective by the Commission on June 14, 2005.
     “Final Remarketing Prospectus” means the final remarketing prospectus supplement to be dated on or about November 10, 2005, which relates to the Remarketing, in the form in which it is first used by the Remarketing Agents to confirm sales of the Remarketed Senior Notes in the Remarketing, together with the Base Prospectus, and shall include the documents filed by the Company with the Commission under the Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated or deemed to be incorporated by reference in such Final Remarketing Prospectus.

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     “Indenture” means the Indenture, dated as of April 26, 2002, between the Company and J.P. Morgan Trust Company, National Association (successor in interest to Bank One Trust Company, N.A.), as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 1, dated as of December 17, 2002, between the Company and the Trustee.
     “Preliminary Remarketing Prospectus” means the preliminary remarketing prospectus supplement, dated November 9, 2005, which describes the Remarketing and is used prior to the filing of the Final Remarketing Prospectus, together with the Base Prospectus, and shall include the documents filed by the Company with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in such Preliminary Remarketing Prospectus.
     “Registration Statement” means the Base Registration Statement together with the 462(b) Registration Statement and including the Base Prospectus and the documents filed by the Company under the Exchange Act that are incorporated or deemed to be incorporated by reference therein.
     “Remarketed Senior Notes” means the Pledged Senior Notes and the Separate Senior Notes, if any, subject to the Remarketing as identified to the Remarketing Agents by the Purchase Contract Agent and the Custodial Agent, respectively, after 11:00 a.m., New York City time, on the Business Day immediately preceding the Remarketing Date pursuant to the terms of the Purchase Contract Agreement.
     “Remarketing” means the remarketing of the Remarketed Senior Notes on the Remarketing Date pursuant to the Remarketing Agreement, as supplemented by this Supplemental Agreement.
     “Remarketing Agents” means Banc of America, J.P. Morgan, UBS, Citigroup and CSFB, as remarketing agents.
     “Remarketing Date” means November 10, 2005.
     “Remarketing Materials” means the Preliminary Remarketing Prospectus, the Final Remarketing Prospectus or any other information furnished by the Company to the Remarketing Agents for distribution to investors in connection with the Remarketing.
     “Senior Notes” means the senior notes due February 16, 2008 of the Company.
     “Successful Remarketing” means the Remarketing of the Pledged Senior Notes and Separate Senior Notes at a price equal to or greater than the sum of 100.25% of the Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price.
     “Transaction Documents” means this Supplemental Agreement, the Remarketing Agreement, the Purchase Contract Agreement, the Pledge Agreement, the Senior Notes and the Indenture, in each case as amended or supplemented from time to time.

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SECTION 2.
Appointment and Obligations of the Remarketing Agents.
     (a) The Company hereby appoints the Remarketing Agents as the exclusive remarketing agents, and each of the Remarketing Agents, severally and not jointly, agrees to accept its appointment as one of the exclusive Remarketing Agents, for the purposes of (i) Remarketing the Remarketed Senior Notes on behalf of the holders thereof in the manner set forth in Section 2(b) herein, (ii) determining, in consultation with the Company, in the manner provided for herein and in the Purchase Contract Agreement and the Indenture, the Reset Rate (as defined below) for the Senior Notes and (iii) performing such other duties as are assigned to the Remarketing Agents in the Transaction Documents.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth or incorporated by reference herein, each of the Remarketing Agents agrees, severally and not jointly, to use its reasonable efforts to remarket the Remarketed Senior Notes at a price per note, based on the Reset Rate, such that the aggregate proceeds of the Remarketing shall be equal to approximately 100.25% of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price (the “Remarketing Price”).
     (c) In connection with the Remarketing, the Remarketing Agents shall determine, in consultation with the Company, the rate per annum, rounded to the nearest one-thousandth (0.001) of one percent per annum, that the Senior Notes should bear (the “Reset Rate”) in order for the Remarketed Senior Notes to have an aggregate market value equal to the Remarketing Price and that in the sole reasonable discretion of the Remarketing Agents will enable all of the Remarketed Senior Notes to be remarketed at the Remarketing Price.
     (d) If, by 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agents are unable to remarket all of the Remarketed Senior Notes at the Remarketing Price pursuant to the terms and conditions hereof, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agents shall so advise, by telephone, the Depositary, the Purchase Contract Agent and the Company. Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agents.
     (e) In the event of a Successful Remarketing, by approximately 4:30 p.m. (New York City time) on the Remarketing Date, the Remarketing Agents shall advise, by telephone:
     (i) the Depositary, the Purchase Contract Agent, the Trustee and the Company of the Reset Rate determined by the Remarketing Agents in such Remarketing and the aggregate principal amount of Remarketed Senior Notes sold in such Remarketing;
     (ii) each purchaser (or the Depositary Participant thereof) of Remarketed Senior Notes of the Reset Rate and the number of Remarketed Senior Notes such purchaser is to purchase; and

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     (iii) each such purchaser to give instructions to its Depositary Participant to pay the purchase price on the third Business Day immediately following the Remarketing Date in same day funds against delivery of the Remarketed Senior Notes purchased through the facilities of the Depositary.
The Remarketing Agents shall also, if required by the Securities Act or the rules and regulations of the Commission promulgated thereunder, deliver to each purchaser a Final Remarketing Prospectus in connection with the Remarketing.
     (f) Delivery of payment for the Remarketed Senior Notes by the purchasers thereof identified by the Remarketing Agents and payment of the Remarketing Fee (as defined below) shall be made at 10:00 a.m., New York City time, at the offices of Sidley Austin Brown & Wood LLP, Chase Tower, 10 South Dearborn Street, Chicago, Illinois 60603 on November 16, 2005, which date and time may be postponed by agreement between the Remarketing Agents and the Company (the date on which such settlement occurs being referred to herein as the “Remarketing Closing Date”). Delivery of the Remarketed Senior Notes and payment of the Remarketing Fee shall be made to the Remarketing Agents against payment by the respective purchasers of the Remarketed Senior Notes of the consideration therefor specified herein, which consideration shall be paid to the Collateral Agent (in its role as such and, if applicable, as Custodial Agent) for the account of the persons entitled thereto by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds or in immediately available funds by wire transfer to an account or accounts designated by the Collateral Agent.
     (g) It is understood and agreed that the Remarketing Agents shall not have any obligation whatsoever to purchase any Remarketed Senior Notes, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Senior Notes for Remarketing or to otherwise expend or risk their own funds or incur or to be exposed to financial liability in the performance of their duties under this Supplemental Agreement, and without limitation of the foregoing, the Remarketing Agents shall not be deemed underwriters of the Remarketed Senior Notes. The Company shall similarly not be obligated in any case to provide funds to make payment upon tender of the Senior Notes for Remarketing.
     (h) The Company acknowledges and agrees that the Remarketing Agents are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Remarketing contemplated hereby, the transactions contemplated by the Remarketing Agreement as supplemented by this Supplemental Agreement or any matters leading up to such transactions, and not as a financial advisor or a fiduciary to, or an agent of, the Company, its management, stockholders, creditors or any other person. Additionally, the Remarketing Agents are not advising the Company, its management, stockholders, creditors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Remarketing Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Remarketing Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of

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the Remarketing Agents and shall not be on behalf of the Company, its management, stockholders, creditors or any other person.
SECTION 3.
Representations and Warranties of the Company.
     The provisions of this Section 3 shall supersede and replace in their entirety those provisions of Section 3 in the Remarketing Agreement with respect to the Remarketing. The Company represents and warrants that:
     (a) The Registration Statement, in the form heretofore delivered to the Remarketing Agents, has been declared effective by the Commission in such form; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.
     (b) The documents incorporated, or deemed to be incorporated, by reference in the Final Remarketing Prospectus or the Registration Statement, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and, when read together with the other information in the Final Remarketing Prospectus, at the date of the Final Remarketing Prospectus, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) As of the effective date of Post-Effective Amendment No. 1 thereto, the Registration Statement complied in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date of the Final Remarketing Prospectus and as of the Remarketing Closing Date, the Final Remarketing Prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the Company makes no representation and warranty as to any statement of eligibility on Form T-1 filed or incorporated by reference as part of the Registration Statement or the Final Remarketing Prospectus, or as to information relating to the Remarketing Agents contained in or omitted from the Registration Statement or the Final Remarketing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agents expressly for use therein.
     (d) Each of this Supplemental Agreement and the Remarketing Agreement has been duly authorized, executed and delivered by the Company.
     (e) The Indenture has been duly authorized by the Company and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and (assuming due authorization, execution and delivery of the Indenture by the Trustee) constitutes a valid and

6

binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description thereof contained in the Final Remarketing Prospectus.
     (f) The Senior Notes have been duly authorized by the Company, and (assuming due authentication of the Senior Notes by the Trustee) constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Senior Notes conform in all material respects to the description thereof contained in the Final Remarketing Prospectus.
     (g) Since the respective dates as of which information is given in the Registration Statement and the Final Remarketing Prospectus, except as otherwise stated therein or contemplated thereby, (i) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings or the ability to continue to conduct business in the usual and ordinary course of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (ii) there has been no material transaction entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business or transactions which are not material in relation to the Company and its subsidiaries considered as one enterprise.
     (h) PricewaterhouseCoopers LLP, the accountants who certified the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Final Remarketing Prospectus, is, to the Company’s best knowledge, an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the Securities Act and the rules and regulations thereunder.
     (i) The financial statements included in the Registration Statement or Final Remarketing Prospectus (including those incorporated by reference) present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved, except as may be indicated therein. The supporting schedules included in the Registration Statement or Final Remarketing Prospectus (including those incorporated by reference) present fairly, in all material respects, the information required to be stated therein.
     (j) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the

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Final Remarketing Prospectus and to enter into and perform its obligations under this Supplemental Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not, individually or in the aggregate, result in a Material Adverse Effect.
     (k) Each of Baxter Healthcare Corporation, a Delaware corporation, and Baxter World Trade Corporation, a Delaware corporation (together, the “Significant Subsidiaries”), is wholly-owned by the Company and, together with the Company, owned more than 80% of the consolidated assets of the Company and its subsidiaries as of December 31, 2004 and contributed at least 80% of the consolidated income from continuing operations of the Company and its subsidiaries for the year ended December 31, 2004 (each such calculation with respect to Baxter World Trade Corporation having been done on a consolidated basis with its subsidiaries), and each is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as now being conducted; each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and all of such stock owned by the Company, directly or through subsidiaries, is owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.
     (l) Neither the Company nor any of the Significant Subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement or lease to which it is a party or by which it or its properties is bound, except, with respect to clause (ii) above, for such defaults that would not result in a Material Adverse Effect.
     (m) No consent, approval, authorization, order, decree, registration or filing or qualification of or with any court or governmental agency or body is required in connection with the execution and delivery of this Supplemental Agreement, the Remarketing Agreement or the Indenture or the consummation by the Company of the transactions contemplated herein and therein, except such as have been obtained or rendered, as the case may be.
     (n) The execution and delivery of this Supplemental Agreement, the Remarketing Agreement and the Indenture, the incurrence of the obligations set forth herein and therein and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under (i) the respective charter or by-laws of the Company or any of the Significant Subsidiaries, (ii) any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, loan agreement or lease to which the Company or any of the Significant Subsidiaries is a party or by it is bound, or (iii) any statute, law, administrative regulation or administrative or court decree, except, with respect to clauses (ii) and (iii) above, for such conflicts, breaches or defaults that would not result in a Material Adverse Effect.

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     (o) Except as set forth in the Final Remarketing Prospectus, including the documents incorporated therein by reference, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of the Significant Subsidiaries, which, either singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or, either singly or in the aggregate, would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Supplemental Agreement.
     (p) The Company is not required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (q) The Company is subject to Section 13 or 15(d) of the Exchange Act.
     Any certificate signed by an officer of the Company and delivered to the Remarketing Agents or to counsel for the Remarketing Agents shall be deemed to be a representation and warranty by the Company to each Remarketing Agent as to the matters set forth therein.
     The Company acknowledges that the Remarketing Agents and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Remarketing Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
SECTION 4.
Fees.
     In the event of a Successful Remarketing on the Remarketing Date, the Remarketing Agents may retain as a remarketing fee (the “Remarketing Fee”) an aggregate amount equal to 25 basis points (0.25%) of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price, payable by deduction from any amount received in connection with the Remarketing in excess of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Notes Purchase Price, with each Remarketing Agent receiving the percentage of such Remarketing Fee set forth opposite such Remarketing Agent’s name on Schedule I hereto.
SECTION 5.
Covenants of the Company.
     Anything herein to the contrary notwithstanding, the provisions of Section 5 of the Remarketing Agreement are incorporated herein by reference mutatis mutandis and except that all references therein to “this Agreement” and “Remarketing Agent” shall be deemed to mean and refer to this “Supplemental Agreement” and “Remarketing Agents,” respectively, as defined herein and all references therein to the “Registration Statement,” the “Preliminary Prospectus” and the “Prospectus” shall be deemed to mean and refer to the Registration Statement, the Preliminary Remarketing Prospectus and the Final Remarketing Prospectus, respectively, as defined herein.

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SECTION 6.
Payment of Expenses.
     The provisions of this Section 6 shall supersede and replace in their entirety those provisions of Section 6 in the Remarketing Agreement with respect to the Remarketing.
     The Company agrees to pay (a) all costs incident to the preparation and printing of the Registration Statement, the Preliminary Remarketing Prospectus, the Final Remarketing Prospectus and any other Remarketing Materials and any amendments or supplements thereto, (b) all costs of distributing the Registration Statement, the Preliminary Remarketing Prospectus, the Final Remarketing Prospectus and any other Remarketing Materials and any amendments or supplements thereto, (c) any fees and expenses of qualifying the Remarketed Senior Notes under the securities laws of the several jurisdictions as provided in Section 5(i) of the Remarketing Agreement and of preparing, printing and distributing a Blue Sky Memorandum, if any (including any related fees and expenses of counsel to the Remarketing Agents), (d) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agents hereunder and (e) fifty percent (50%) of the reasonable fees and expenses of counsel to the Remarketing Agents in connection with their duties hereunder.
SECTION 7.
Conditions to the Remarketing Agent’s Obligation.
     The provisions of this Section 7 shall supersede and replace in their entirety those provisions of Section 7 in the Remarketing Agreement with respect to the Remarketing.
     The obligations of the Remarketing Agents hereunder shall be subject to the following conditions:
     (a) The representations and warranties of the Company contained herein shall be true and correct on and as of the Remarketing Date and the Remarketing Closing Date.
     (b) The Company, the Purchase Contract Agent and the Collateral Agent shall have performed in all material respects all covenants and agreements contained or incorporated by reference herein and, to the extent not inconsistent with this Supplemental Agreement, in the Remarketing Agreement, and in the Purchase Contract Agreement or Pledge Agreement to be performed on their part at or prior to the Remarketing Closing Date.
     (c) (i) Trading generally shall not have been suspended or materially limited on the New York Stock Exchange, (ii) trading of any securities of the Company shall not have been materially suspended or limited on the New York Stock Exchange, (iii) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities, or (iv) there shall not have occurred a material adverse change in the financial markets, any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (c) in the reasonable judgment of the Remarketing Agents makes it impracticable or inadvisable to proceed with the Remarketing or

10

the delivery of the Remarketed Senior Notes on the terms and in the manner contemplated in the Transaction Documents.
     (d) The Final Remarketing Prospectus shall have been timely filed with the Commission pursuant to Rule 424(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement, or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, is threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Final Remarketing Prospectus or otherwise shall have been complied with.
     (e) The Company shall have furnished to the Remarketing Agents a certificate, dated the Remarketing Closing Date, of the Chief Financial Officer and the Treasurer of the Company satisfactory to the Remarketing Agents stating that, to the best of their knowledge after due investigation: (1) no order suspending the effectiveness of the Registration Statement or prohibiting the sale of the Remarketed Senior Notes is in effect, and no proceedings for such purpose have been instituted or are pending before or, to the knowledge of such officers, threatened by the Commission; (2) the representations and warranties of the Company in Section 3 are true and correct on and as of the Remarketing Closing Date and the Company has performed all covenants and agreements contained herein to be performed on its part at or prior to the Remarketing Closing Date; and (3) the Registration Statement, as of the effective date of Post-Effective Amendment No. 1 thereto, and the Remarketing Materials, as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Final Remarketing Prospectus did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) On the Remarketing Date and on the Remarketing Closing Date, the Remarketing Agents shall have received letters addressed to the Remarketing Agents and dated such date, in form and substance satisfactory to the Remarketing Agents, of PricewaterhouseCoopers LLP, the independent accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to certain financial information contained in the Final Remarketing Prospectus and the Remarketing Materials.
     (g) Susan R. Lichtenstein, Corporate Vice President, General Counsel and Corporate Secretary of the Company, shall have furnished to the Remarketing Agents her opinion, addressed to the Remarketing Agents and dated the Remarketing Closing Date, in the form of Annex A-1 hereto and otherwise in form and substance reasonably satisfactory to the Remarketing Agents.
     (h) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, shall have furnished to the Remarketing Agents its opinion or opinions, addressed to the Remarketing Agents and dated the Remarketing Closing Date, in the forms of Annex A-2 and Annex A-3 hereto and otherwise in form and substance reasonably satisfactory to the Remarketing Agents.

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     (i) Sidley Austin Brown & Wood LLP, counsel for the Remarketing Agents, shall have furnished to the Remarketing Agents its opinion, addressed to the Remarketing Agents and dated the Remarketing Closing Date, in form and substance satisfactory to the Remarketing Agents.
     (j) Subsequent to the execution and delivery of this Supplemental Agreement and prior to the Remarketing Closing Date (i) there shall not have occurred any Material Adverse Effect, the effect of which is such as to make it, in the reasonable judgment of the Remarketing Agents, impracticable to remarket the Senior Notes in the manner and on the terms described in the Final Remarketing Prospectus, (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change (other than a notice of a review with positive implications of a possible upgrading, and no implication of a possible downgrading), in the rating accorded any securities of the Company by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, and (iii) there shall not have come to the attention of the Remarketing Agents any facts that would reasonably cause the Remarketing Agents to believe that the Registration Statement, at the time Post-Effective Amendment No. 1 thereto became effective, or the Final Remarketing Prospectus, as of its date or on the Remarketing Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Supplemental Agreement may be terminated by the Remarketing Agents by notice in writing or by telephone or facsimile confirmed in writing to the Company at any time on or prior to the Remarketing Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 and Section 8 of this Supplemental Agreement and Section 11 of the Remarketing Agreement shall at all times be effective and shall survive such termination.
SECTION 8.
Indemnification and Contribution.
     Anything herein to the contrary notwithstanding, the provisions of Section 8 and Section 9 of the Remarketing Agreement are incorporated herein by reference mutatis mutandis and except that all references therein to “this Agreement” and “Remarketing Agent” shall be deemed to mean and refer to this “Supplemental Agreement” and “Remarketing Agents,” respectively, as defined herein and all references therein to the “Registration Statement,” the “Preliminary Prospectus” and the “Prospectus” shall be deemed to mean and refer to the Registration Statement, the Preliminary Remarketing Prospectus and the Final Remarketing Prospectus, respectively, as defined herein.

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SECTION 9.
Remarketing Agents’ Performance; Duty of Care.
     The provisions of this Section 9 shall supersede and replace in their entirety those provisions of Section 12 in the Remarketing Agreement with respect to the Remarketing.
     The duties and obligations of the Remarketing Agents shall be determined solely by the express provisions of this Supplemental Agreement and the Remarketing Agreement. No implied covenants or obligations of or against any Remarketing Agent shall be read into this Supplemental Agreement or the Remarketing Agreement. In the absence of bad faith on the part of any Remarketing Agent, such Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents. The Remarketing Agents shall be protected in acting upon any document or communication reasonably believed by them to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. No Remarketing Agent, acting under this Supplemental Agreement, shall incur any liability to the Company or to any holder of Remarketed Senior Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with the Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Supplemental Agreement or the Remarketing Agreement and the Indenture or gross negligence or willful misconduct on its part. The provisions of this Section 9 shall survive the termination of this Supplemental Agreement and shall survive the resignation or removal of any Remarketing Agent pursuant to the Remarketing Agreement.
SECTION 10.
Notices.
     All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Remarketing Agents, shall be delivered or sent by mail, telex or facsimile transmission to:
Banc of America Securities LLC
9 West 57th Street
New York, NY 10019
Telecopier No.: 704-264-2522
Attention: High Grade Transaction Management
J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
Telecopier No.: 212-834-6081
Attention: Investment Grade Syndicate Desk

13

UBS Securities LLC
299 Park Avenue
New York, NY 10171
Telecopier No.: 212-821-3285
Attention: Legal Department
Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Attention:
Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010
Telecopier No.: 212-325-4296
Attention: Legal Department
     (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015, Telecopier No.: 847-948-2450; Attention: General Counsel; and
     (c) if to the Purchase Contract Agent or the Trustee, shall be delivered or sent by mail, telex or facsimile transmission to J.P. Morgan Trust Company, National Association, 227 W. Monroe Street, Suite 2600, Chicago, Illinois 60606, Attention: Worldwide Securities Services; Telecopier No.: 312-267-5202.
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
SECTION 11.
Persons Entitled to Benefit of Agreement.
     This Supplemental Agreement shall inure to the benefit of and be binding upon each party hereto and its respective successors. This Supplemental Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Supplemental Agreement shall also be deemed to be for the benefit of the Remarketing Agents and the person or persons, if any, who control the Remarketing Agents within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agents contained in Section 8 of this Supplemental Agreement shall be deemed to be for the benefit of the Company’s directors and officers who sign the Registration Statement, if any, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Supplemental Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Supplemental Agreement or any provision contained herein.

14

SECTION 12.
Survival.
     The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agents contained in this Supplemental Agreement or made by or on behalf of them, respectively, pursuant to this Supplemental Agreement, shall survive any Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
SECTION 13.
Governing Law.
     This Supplemental Agreement shall be governed by, and construed in accordance with, the laws of New York, without regard to conflicts of laws principles.
SECTION 14.
Judicial Proceedings.
     (a) Each party hereto expressly accepts and irrevocably submits to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Supplemental Agreement or the Securities. To the fullest extent it may effectively do so under applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
     (b) Each party hereto agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 14(a) brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which the Company is or may be subject) by a suit upon such judgment.
SECTION 15.
Counterparts.
     This Supplemental Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

15

SECTION 16.
Headings.
     The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Supplemental Agreement.
SECTION 17.
Severability.
     If any provision of this Supplemental Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Supplemental Agreement invalid, inoperative or unenforceable to any extent whatsoever.
SECTION 18.
Amendments.
     This Supplemental Agreement may be amended by an instrument in writing signed by the parties hereto. The Company agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Senior Notes that would in any way adversely affect the rights, duties or obligations of any of the Remarketing Agents, without the prior written consent of the Remarketing Agents.
SECTION 19.
Successors and Assigns.
     The rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agents. The rights and obligations of the Remarketing Agents hereunder may not be assigned or delegated to any other Person (other than an affiliate of the Remarketing Agent) without the prior written consent of the Company.
If the foregoing correctly sets forth the agreement by and between the Company, the Remarketing Agents and the Purchase Contract Agent, please indicate your acceptance in the space provided for that purpose below.
[SIGNATURES ON THE FOLLOWING PAGE]

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Very truly yours, BAXTER INTERNATIONAL INC.
By:
Name:
Title:

CONFIRMED AND ACCEPTED: BANC OF AMERICA SECURITIES LLC
By:
Name:
Title:

J.P. MORGAN SECURITIES INC.
By:
Name:
Title:

UBS SECURITIES LLC
By:
Name:
Title:

CITIGROUP GLOBAL MARKETS, INC.
By:
Name:
Title:

CREDIT SUISSE FIRST BOSTON LLC
By:
Name:
Title:

J.P. Morgan Trust Company, National Association, not individually but solely as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts

By:
Name:
Title: